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                                                             Page 14 of 14 Pages

                                   EXHIBIT B
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                              Managing Members of
 Benchmark Capital Management Co., L.L.C., a Delaware limited liability company
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          Set forth below, with respect to each managing member of Benchmark
Capital Management, is the following: (a) name; (b) business address; and (c) citizenship.


1.      (a)     David M. Beirne
        (b)     c/o Benchmark Capital Management Co., L.L.C.
                2480 Sand Hill Road
                Menlo Park, CA 94025
        (c)     United States Citizen

2.      (a)     Bruce W. Dunlevie
        (b)     c/o Benchmark Capital Management Co., L.L.C.
                2480 Sand Hill Road
                Menlo Park, CA 94025
        (c)     United States Citizen

3.      (a)     Kevin R. Harvey
        (b)     c/o Benchmark Capital Management Co., L.L.C.
                2480 Sand Hill Road
                Menlo Park, CA 94025
        (c)     United States Citizen

4.      (a)     Robert C. Kagle
        (b)     c/o Benchmark Capital Management Co., L.L.C.
                2480 Sand Hill Road
                Menlo Park, CA 94025
        (c)     United States Citizen

5.      (a)     Andrew S. Rachleff
        (b)     c/o Benchmark Capital Management Co., L.L.C.
                2480 Sand Hill Road
                Menlo Park, CA 94025
        (c)     United States Citizen